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Exhibit 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of American Capital Strategies, Ltd. (the "Company"), for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the Company, each hereby certifies, pursuant to 18 U.S.C.§1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

        1.    The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MALON WILKUS
Name:	Malon Wilkus
Title:	Chairman, Chief Executive Officer and President
Date:	March 28, 2003
/s/ JOHN ERICKSON
Name:	John Erickson
Title:	Executive Vice President, Chief Financial Officer and Secretary
Date:	March 28, 2003

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes §18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.1
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002